SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K


                                     CURRENT REPORT


Pursuant to section 13 or15 (d) of the Securities Exchange Act of 1934


                                    June 25, 2004
                                   Date of Report
                       (   Date of Earliest Event Reported)


                 GRAYSTONE WORLD WIDE, INC.
      (Exact Name of Registrant as Specified in its Charter)


     Delaware                    023498               33-0601487
(State or other Jurisdiction)(Commission File No.)(IRS Employer I.D. NO.)


                          433 North Camden Drive, Suite 600
                          Beverly Hills, CA 90210
                  (Address of Principal Executive Offices)


                     (   Registrants' Telephone Number)
                           (310) 413-8902


Item 1.  Changes in Control of Registrant.

(a) There has been a significant change and control of the registrant that have went unreported by its former President and Chairman.

Name of person who acquired such control :  Carter A. Beavers

The amount and source of the consideration used by such person:

$75,000.00 from private sources .

Basis of Control: Common Stock

Date and Description of Transaction:  October 12, 2000

Former President and Chairman Donald Hallisy transferred 13.1 million common shares of stock to Carter A. Beavers for consideration of $75,000.00 .

Percentage of Voting Securities now Beneficially owned after Transaction:

Carter A. Beavers now owns 70% of the voting securities based on 18,867,000 shares outstanding stock.

There are no Arrangements or Understandings between members of former and new control groups.

Item 403 (a ) Security Ownership of Certain Beneficial Owners and Management


-------------------------------------------------------------------------
(1)Title of class (2)Name and address of (3)Amount and nature
                   beneficial owner     of beneficial ownership

------------------------------------------------------------------------
Common Stock      Carter A. Beavers      13,100,000 shares
                  P.O. BOX 2333
                  Manhattan Beach CA 90267

------------------------------------------------------------------------
(4)The percent of class so own: 70%



Item 403 (b) Security Ownership of Management

------------------------------------------------------------------------
(1) Title of class (2) Name of beneficial (3) Amount and nature of
                       owner                  beneficial ownership

-------------------------------------------------------------------------

Common Stock       Carter A. Beavers       13,100,00 shares
                   Acting President
-------------------------------------------------------------------------
(4)The percent of class so own: 70%


Item 403 (c) Changes in Control

There are no arrangements which may at a subsequent date result in a change in control of the registrant.

Item 2. Acquisition or Disposition of Assets

None, not applicable


Item 3. Bankruptcy or Receivership

None, not applicable .


Item 4. Changes in Registrant's certifying Accountant

None, not applicable .


Item 5. Other Events .


Since May of 2000 this company has remain dormant and uneventful. Over this period and up to the present, there has been no significant financial activity . In September 2000 the former President and Chairman of the company ,Donald J.Hallisy sold all his stock to Carter A. Beavers. At the time it was represented to Mr. Beavers that a board meeting was held appointing Mr. Beavers as President/ CEO of the Company . Mr. Donald J. Hallisy was to resign from the Board upon appointment/ election of a new Board of Directors. To the best of our knowledge no meetings of the board or shareholders have been held since April 2000.
It is believed that the members of the Board of Directors have resign, abandon or otherwise left the company.
In July 2003 Donald J. Hallisy died .


A Special meeting of shareholders was held in accordance with the Corporate By-Laws Article I, section 3 by the holders of at least twenty percent of the shares entitled to vote at the meeting. The meeting was held at 433 N. Camden Drive Suite 600 . A quorum of more than
50 percent of the voting shares of Graystone World Wide, Inc. was present at the meeting or via proxy was demonstrated .

The following proposals were properly introduced for discussion and consideration and voted upon by the shareholders present and all valid proxies received prior to the start of the meeting:

           Proposal 1:  Election of a new Board of Directors

The following people were nominated and elected by majority of votes cast as the members of the new Board of Directors to serve for a period up to the next Stockholders meeting or until their respective successors are elected and have been qualified . Because of the urgency of this filing and the lack of information, it has been difficult to get individuals to serve as Directors or Officers of the Company on such short notice. It is anticipated that other Directors and Officers will be employed in the next 30 days.

  Mr. Carter A. Beavers, Director

Proposal 2:  Appointment of Officers


Mr. Carter A. Beavers, as Acting President and Secretary


        Proposal 3: Declare a purported Merger Agreement as Null and Void a No effect whatsoever.

On May2, 2002 a purported merger agreement was
filed with out shareholders approval .Pursuant to this
proposal the company filed a Certificate of Correction
with the Secretary of State of Delaware, Corporations
Division, declaring the merger agreement null and void
and restoring the company back to its present form
..


Item 6. Resignation of Directors and Executive officers

 It is believed that the Company's former Officers and Directors resign, abandon or otherwise left the Company.
New Directors and Officers will be employed by the Company shortly.


Item 7. Financial Statements and Exhibits

None, not applicable .

Item 8. Change in Fiscal Year

None, not applicable .

Item 9.  Regulation FD Disclosure.

None, stated in item 5 .


Item 10.
None .


Item 11.
None .

Item 12 .
None, not applicable .






                                        SIGNATURES

Pursuant to the requirements of the Securities and Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersign hereunto duly authorized

                           GRAYSTONE WORLD WIDE,INC.

                           ________________________
                           By/s/ Carter A. Beavers
                           President and Director